Exhibit 4.1

ROYAL CARIBBEAN CRUISES LTD., as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 28, 2017

SENIOR DEBT SECURITIES

Supplemental to Indenture dated as of July 31, 2006

THIRD SUPPLEMENTAL INDENTURE, dated as of November 28, 2017 (the “Third Supplemental Indenture”), between ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee under the Indenture referred to below (hereinafter called the “Trustee”).

WHEREAS, the Company entered into an Indenture dated as of July 31, 2006 (the “Basic Indenture,” all capitalized terms used in this Third Supplemental Indenture and not otherwise defined being used as defined in the Basic Indenture) with the Trustee, for the purposes of issuing its unsecured and unsubordinated indebtedness in one or more series (the “Securities”) in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company;

WHEREAS, the Company entered into a First Supplemental Indenture dated as of July 6, 2009 with the Trustee to provide for the issuance of the Company’s 11.875% Senior Notes due 2015; and

WHEREAS, the Company entered into a Second Supplemental Indenture dated as of November 7, 2012 with the Trustee to provide for the issuance of the Company’s 5.250% Senior Notes due 2022; and

WHEREAS, the Company proposes to issue two series of Securities denominated its (i) “2.650% Senior Notes due 2020” (such Securities being referred to herein as the “2020 Senior Notes”) and (ii) “3.700% Senior Notes due 2028” (such Securities being referred to herein as the “2028 Senior Notes” and, together with the 2020 Senior Notes, the “Senior Notes”); and

WHEREAS, Sections 901(6) and 901(10) of the Basic Indenture provide that without the consent of the Holders of the Securities of any series, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Basic Indenture to establish the form or terms of Securities of any series as contemplated by Sections 201 and 301 thereof; and

WHEREAS, the entry into this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Basic Indenture; and

WHEREAS, all things necessary have been done to make this Third Supplemental Indenture, when executed and delivered by the Company, the legal, valid and binding agreement of the Company, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

The parties hereto mutually covenant and agree as follows:

SECTION 1.                            There is hereby created and authorized the Series of Notes entitled “2.650% Senior Notes due 2020” which shall be in the form attached hereto as Exhibit A.

There is hereby created and authorized the Series of Notes entitled “3.700% Senior Notes due 2028” which shall be in the form attached hereto as Exhibit B.

SECTION 2.                            The Basic Indenture is hereby amended solely with respect to a series of Securities that consists of the 2020 Senior Notes and a series of Securities that consists of the 2028 Senior Notes as follows:

(A)                               By amending Section 101 to add new definitions thereto in appropriate alphabetical sequences, as follows:

“Attributable Debt” means, as to any particular lease under which any Person is liable, at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company’s incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the sole option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

A “Change of Control” shall be deemed to occur upon the consummation of any transaction pursuant to which:

(1)                                 any “person” or “group” of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting stock of the Company; or

(2)                                 the Company conveys, transfers or leases its properties and assets substantially as an entirety to any other person, other than to a Subsidiary of the Company.

For purposes of this definition, (a) “person” and “group” have the meanings they have in Sections 13(d) and 14(d) of the Exchange Act; and (b) “beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all voting stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Change of Control Offer” has the meaning specified in Section 1011.

“Change of Control Payment” has the meaning specified in Section 1011.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Decline associated with such Change of Control.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Senior Notes to be redeemed (assuming, in the case of the 2028 Notes, that such notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities of a comparable maturity to the remaining term of such Senior Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) which under accounting principles generally accepted in the United States would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries after deducting therefrom, without duplication, the sum of (i) all current liabilities except for (A) notes and loans payable, (B) current maturities of long term debt, (C) current maturities of obligations under capital leases and (D) customer deposits and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

“Funded Debt” means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed, whether secured or unsecured, maturing more than one year after the date of determination thereof and any indebtedness, regardless of its terms, renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than 360 days after the date of the creation of indebtedness.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

An “Investment Grade” rating means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) or BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), or if such Rating Agency ceases to rate the relevant series of the Senior Notes, as the case may be, for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency.

“Lien” has the meaning specified in Section 1008.

“Par Call Date” has the meaning specified in Section 1109.

“Principal Property” means any real or personal property owned or leased by the Company or any Subsidiary the net book value of which on the date as of which the determination is being made exceeds 5% of the Company’s Consolidated Net Tangible Assets, other than any such real or personal property which, in the opinion of the Company’s Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

“Rating Agencies” means each of (x) Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”) and (y) S&P Global Ratings, a division of S&P Global Inc., and its successors (“S&P”) and “Rating Agency” means either of Moody’s or S&P; provided that if either Moody’s or S&P does not make a rating of the relevant series of the Senior Notes publicly available, the Company shall use commercially reasonable efforts to select a nationally recognized statistical rating organization or organizations, as the case may be, which shall then be substituted for Moody’s or S&P or both of them, as the case may be; provided further, that in no event shall the Company have any obligation to maintain a rating of the Senior Notes.

A “Rating Decline” shall be deemed to occur if during the period (the “Change of Control Period”) commencing on the date of the first public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (the “Public Notice Date”) and terminating on the date that is 60 days after consummation of the Change of Control (provided that if a Rating Agency announces, after the Public Notice Date and before expiration of the Change of Control Period, that the rating of the Senior Notes is under review for possible downgrade by such Rating Agency, the Change of Control Period shall be extended until the first to occur of (x) the date that such Rating Agency announces the results of its review and (y) the date that is 180 days after consummation of the Change of Control), both Rating Agencies downgrade their respective rating of the Senior Notes, such that after such downgrades, the Senior Notes are not rated Investment Grade by both Rating Agencies, and both Rating Agencies do not thereafter during the Change of Control Period restore their respective Investment Grade rating of the Senior Notes.

“Reference Treasury Dealer” means (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, or their affiliates which are primary United States government securities dealers, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.  On and after the Redemption Date, interest will cease to accrue on the Senior Notes or any portion of the Senior Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest).

“Restricted Subsidiary” means any Subsidiary which owns or leases a Principal Property.

“Treasury Rate” means, with respect to any Redemption Date,

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as “Statistical Release H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or

(2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.  The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

(B)                               By deleting the definition of “Subsidiary” in Section 101 to Article One and restating it as follows:

‘‘Subsidiary’’ means a corporation, company (including any limited liability company), association, partnership or other business entity more than 50% of the outstanding voting stock or equivalent equity interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company. For purposes of this definition, ‘‘voting stock’’ means stock or equivalent equity interest which ordinarily has voting power for the election of directors, managers or partners, as applicable, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

(C)                               By adding the following Section 114 to Article One:

Section 114.  Consent to Jurisdiction and Service of Process.

The Company agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to the Indenture or the Senior Notes may be instituted in any state or federal court in The City of New York, State of New York, and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.  The Company hereby irrevocably designates and appoints the Company’s General Counsel as the Company’s authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon the Company’s General Counsel at his office at the Company, 1050 Caribbean Way, Miami, Florida 33132 and written notice of said service to the Company, mailed or delivered to the Company’s General Counsel, 1050 Caribbean Way, Miami, Florida 33132, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company.  Said designation and appointment shall be irrevocable.  Nothing in this Section 114 shall affect the right of any party to the Indenture to serve process in any manner permitted by law or limit the right of any party to the Indenture to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company’s General Counsel in full force and effect so long as the Indenture or any of the Senior Notes shall be outstanding.  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under the Indenture and the Senior Notes, to the extent permitted by law.

(D)                               By adding the following Section 115 to Article One:

Section 115.  No Recourse Against Others.

A past, present and future director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligation, covenant or agreement of the Company under the Indenture or any indenture supplemental hereto or in the Senior Notes or for any claim based on, in respect of or by reason of such obligation, covenant or agreement or their creation under any rule of law, statute or constitutional provision or the enforcement of any assessment or by any legal or equitable proceeding or otherwise.  Each Holder by accepting any of the Senior Notes waives and releases all such liability.

(E)                                By deleting the first sentence of the first paragraph of Section 303 to Article Three and restating it as follows:

The Senior Notes shall be executed on behalf of the Company by any one of its chief executive officer, its president, its chief financial officer or any of its vice presidents (regardless of vice presidential designation).

(F)                                 By adding the following Section 311 to Article Three:

Section 311.  Additional Senior Notes.

2020 Senior Notes in the aggregate principal amount of U.S.$300,000,000 are being initially issued pursuant to this Third Supplemental Indenture.  The Company may issue additional 2020 Senior Notes under this Third Supplemental Indenture (the “Additional 2020 Notes”).  The 2020 Senior Notes and any Additional 2020 Notes subsequently issued shall be treated as a single class and, unless otherwise specified, all references to 2020 Senior Notes shall include the Additional 2020 Notes for all purposes under the Indenture and this Third Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

2028 Senior Notes in the aggregate principal amount of U.S.$500,000,000 are being initially issued pursuant to this Third Supplemental Indenture.  The

Company may issue additional 2028 Senior Notes under this Third Supplemental Indenture (the “Additional 2028 Notes”).  The 2028 Senior Notes and any Additional 2028 Notes subsequently issued shall be treated as a single class and, unless otherwise specified, all references to 2028 Senior Notes shall include the Additional 2028 Notes for all purposes under the Indenture and this Third Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

(G)                               By adding the following Section 1008 to Article Ten:

Section 1008.                      Limitations on Liens.

The Company covenants and agrees that it will not, and will not permit any Restricted Subsidiary to incur, assume or suffer to exist any indebtedness for money borrowed secured by any mortgage, security interest, pledge or lien (“Lien”) upon any Principal Property, whether owned at the date the Senior Notes are issued or thereafter acquired, without providing that the Senior Notes shall be secured by such Lien equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured, unless after giving effect thereto, the aggregate amount of all such indebtedness for money borrowed secured by Liens on Principal Properties plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions (as defined in Section 1009) involving Principal Properties (other than sale and leaseback transactions permitted by clause (a)(1) of Section 1009 in reliance upon one of the exclusions set forth in paragraphs (1) through (6) below and clause (a)(2) of Section 1009) would not exceed 10% of Consolidated Net Tangible Assets; provided, however, that this Section 1008 shall not apply to, and there shall be excluded from indebtedness for money borrowed secured by Liens on Principal Properties in any computation under this Section 1008, indebtedness for money borrowed secured by:

(1) Liens existing on the date the Senior Notes are issued;

(2) Liens on any real or personal property of any Person existing at the time such Person became a Restricted Subsidiary and not incurred in contemplation of such Person becoming a Restricted Subsidiary;

(3) Liens in favor of the Company or any Restricted Subsidiary;

(4) Liens existing on any real or personal property at the time it is acquired by the Company or a Restricted Subsidiary or created within 18 months of the date of such acquisition, conditional sale and similar agreements;

(5) purchase money Liens to secure the purchase price or construction cost of property incurred prior to, at the time of or within 18 months after the acquisition, the completion of the construction or the commencement of full operations of the property; and

(6) any extension, renewal or refunding (or successive extensions, renewals or refundings) of any Lien referred to in the foregoing clauses (1) to (5) inclusive; provided the principal amount of such extension, renewal or refunding may not exceed the principal amount of the Lien being extended, renewed or refunded plus the amount of any premium or other costs paid in connection with such extension, renewal or refunding.

(H)                              By adding the following Section 1009 to Article Ten:

Section 1009.  Limitation on Sales and Leasebacks.

Except for a sale or transfer between a Restricted Subsidiary and the Company or between Restricted Subsidiaries, the Company covenants and agrees that it will not and will not permit any Restricted Subsidiary to sell or transfer any Principal Property, with the intention that the Company or any Restricted Subsidiary take back a lease thereof, except a lease for a period, including renewals, of less than three years, by the end of which period it is intended that the use of such Principal Property by the lessee will be discontinued (any such transaction being herein referred to as a “sale and leaseback transaction”) unless either:

(1)                                 the Company or such Restricted Subsidiary could incur a Lien pursuant to Section 1008 on the Principal Property securing indebtedness for money borrowed in a principal amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Senior Notes; or

(2)(A)                the gross proceeds of the sale or transfer of the Principal Property leased equals or exceeds the fair market value of such Principal Property and (B) within one year after such sale or transfer of such Principal Property shall have been made by the Company or by a Restricted Subsidiary, the Company applies all of the net proceeds to (i) the voluntary retirement of Funded Debt of the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or a Restricted Subsidiary of one or more properties which on an aggregate basis have a purchase price in excess of 5% of Consolidated Net Tangible Assets (other than the Principal Property involved in such sale).  A sale and leaseback transaction shall not include any sale and leaseback transactions (x) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (y) involving the temporary taking back of a lease for a period, including renewals, of less than three years in the case where it is intended that at the end of the lease, the use of such property by the Company or such Restricted Subsidiary will be discontinued.

(I)                                   By adding the following Section 1010 to Article Ten:

Section 1010.  Maintenance of Properties.

The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment (except for ordinary wear and tear) and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this covenant shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any properties if such discontinuation is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders of the Senior Notes.

(J)                                   By adding the following Section 1011 to Article Ten as follows:

Section 1011.  Purchase of Senior Notes upon a Change of Control.

(a)                                 If a Change of Control Triggering Event occurs with respect to either series of the Senior Notes, unless the Company has exercised its right to redeem such series of Senior Notes under Section 1109, each Holder of such series of the Senior Notes will have the right to require the Company to, pursuant to a Change of Control Offer, repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount of the Senior Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).  No purchase in part shall reduce the principal amount at maturity of the Senior Notes held by any Holder to below $2,000.

(b)                                 Within 30 days following any Change of Control Triggering Event, the Company will deliver a notice (the “Change of Control Offer”) to each Holder of the applicable Senior Notes, with a copy to the Trustee, stating:

(1)                                 that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount of such Senior Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a Regular Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)                                 the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”);

(3)                                 that the Change of Control Offer is being made pursuant to this Section 1011 and that all Senior Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment on the Change of Control Payment Date;

(4)                                 the Change of Control Payment;

(5)                                 the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

(6)                                 that Senior Notes must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

(7)                                 that the Change of Control Payment for any Senior Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Payment Date;

(8)                                 other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance of the Change of Control Offer;

(9)                                 that any Senior Note not tendered will continue to accrue interest; and

(10)                          that, unless the Company defaults in the payment of the Change of Control Payment, any Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date.

In the case of a Change of Control Offer that is notified in accordance with the foregoing prior to a Change of Control Triggering Event, the Change of Control Offer may be conditioned on the occurrence of the Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(c)                                  Upon receipt by the Company of the proper tender of Senior Notes, the Holder of the Senior Note in respect of which such proper tender was made shall (unless the tender of such Senior Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Payment with respect to such Senior Note.  Upon surrender of any such Senior Note for purchase in accordance with the foregoing provisions, the Holder of such Senior Note shall be paid by the Company on the Change of Control Payment Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of

Control Payment Date shall be payable to the Holders of such Senior Notes, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307.  If any Senior Note tendered for purchase in accordance with the provisions of this Section 1011 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Payment Date at the rate prescribed therefor in such Senior Note.  Holders electing to have Senior Notes purchased will be required to surrender such Senior Notes to the Paying Agent at the address specified in the Change of Control Offer at least one Business Day prior to the Change of Control Payment Date.  Any Senior Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Senior Note without service charge, one or more new Senior Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for, the portion of the principal amount of the Senior Note so surrendered that is not purchased.

(d)                                 On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all of the Senior Notes or portions of the Senior Notes (in integral multiples of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Payment in respect of all of the Senior Notes or portions of the Senior Notes (in integral multiples of $2,000 and integral multiples of $1,000 in excess thereof) which have been so tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of the Senior Notes or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly deliver to each Holder of the Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Company shall execute and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to such Holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered, if any; provided that each such new Senior Note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. Any Senior Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof.  The Company will publicly announce the results of the Change of Control Offer on the Change of Control Payment Date.

(e)                                  A tender made in response to a Change of Control Offer may be withdrawn if the Company receives, not later than the expiration date for the Change of Control Offer, or if there is no such expiration date, one Business Day prior to the Change of Control Payment Date, a written notice of withdrawal, specifying, as applicable:

(1)                                 the name of the Holder;

(2)                                 the certificate number of the Senior Note in respect of which such notice of withdrawal is being submitted;

(3)                                 the principal amount of the Senior Note (which shall be $2,000 and integral multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4)                                 a statement that such Holder is withdrawing his election to have such principal amount of such Senior Note purchased; and

(5)                                 the principal amount, if any, of such Senior Note (which shall be $2,000 and integral multiples of $1,000 in excess thereof) that remains subject to the original Change of Control Offer and that has been or will be delivered for purchase by the Company.

(f)                                   Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Payment; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Payment of the Senior Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Payment Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g)                                  If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the person in whose name a Senior Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(h)                                 The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of the applicable Senior Notes pursuant to this covenant.  To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture and this Third Supplemental Indenture (other than the obligation to make a Change of Control Offer pursuant to this Section 1011), the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Section 1011 by virtue thereof.

(i)                                     Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer, in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture and this Third Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all of the Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

(K)                               By deleting the first sentence of the first paragraph of Section 1103 to Article Eleven and restating it as follows:

If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not less than 15 nor more than 60 days prior to the Redemption Date, from the Outstanding Securities of such series not previously called for redemption, in accordance with applicable procedures of The Depository Trust Company and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

(L)                                By adding the following Section 1109 to Article Eleven:

The Company shall have the right at its option to redeem the 2020 Senior Notes, in whole or in part, at any time or from time to time prior to their maturity, on at least 15 days, but not more than 60 days, prior notice delivered to the registered address of each Holder of the 2020 Senior Notes, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such 2020 Senior Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Senior Notes to be redeemed (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points for the 2020 Senior Notes, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

Prior to the Par Call Date with respect to the 2028 Senior Notes, the Company shall have the right at its option to redeem the 2028 Senior Notes, in whole or in part, at any time or from time to time prior to their maturity, on at least 15 days, but not more than 60 days, prior notice delivered to the registered address of each Holder of the 2028 Senior Notes, at a redemption price equal to the greater of (i) 100% of the principal amount of such 2028 Senior Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon to the Par Call Date (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25  basis points for the 2028 Senior Notes, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

At any time and from time to time on or after December 15, 2027 (the date that is three months prior to the maturity date of the 2028 Senior Notes) (the “Par Call Date”), the Company may redeem the 2028 Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2028 Senior Notes being redeemed plus accrued and unpaid interest to the Redemption Date.

(M)                            By amending the table of contents of the Basic Indenture to reflect the additions described in subsections (B) through (L) of this Section 2.

SECTION 3.                            The Basic Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Basic Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 4.                            If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Third Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 5.                            All covenants and agreements in this Third Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 6.                            In case any provision in this Third Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

SECTION 7.                            Nothing in this Third Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Senior Notes any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

SECTION 8.                            This Third Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New York and this Third Supplemental Indenture and each such Senior Note shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9.                            All terms used in this Third Supplemental Indenture not otherwise defined herein that are defined in the Basic Indenture shall have the meanings set forth therein.

SECTION 10.                     This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 11.                     Section 403 and Section 1004 of the Basic Indenture are applicable to the Senior Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

ROYAL CARIBBEAN CRUISES LTD.

By:	/s/ Antje M. Gibson
Name: Antje M. Gibson
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

Third Supplemental Indenture

Exhibit A

This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary (as hereinafter defined) or a nominee of the Depositary or a successor depository. This Security is not exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee except in the limited circumstances described herein and in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described herein and in the Indenture.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the “Depositary”) to Royal Caribbean Cruises Ltd., as Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ROYAL CARIBBEAN CRUISES LTD.
2.650% SENIOR NOTES DUE 2020

REGISTERED

U.S. $

CUSIP: 780153 AX0

ISIN: US780153AX03

REGISTERED

No.

Royal Caribbean Cruises Ltd., a Liberian corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                    United States Dollars on November 28, 2020, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from November 28, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 28th and November 28th of each year, commencing May 28, 2018, at the rate of 2.650% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 13th or November 13th (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is so made, no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any), interest and Additional Amounts on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest in immediately available funds may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee located inside the United States.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or the Third Supplemental Indenture hereinafter referred to or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
ROYAL CARIBBEAN CRUISES LTD.

By:
Name:
Title:

Attest:

Name:
Title:

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Signature Page to Global Note]

REVERSE OF SECURITY

This Security is one of a duly authorized issue of senior securities evidencing unsecured and unsubordinated indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under and pursuant to an Indenture, dated as of July 31, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of July 6, 2009, a Second Supplemental Indenture, dated as of November 7, 2012, and a Third Supplemental Indenture, dated as of November 28, 2017, each between the Company and the Trustee (herein collectively the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), and may otherwise vary as provided in the Indenture.  This Security is a Book-Entry Security representing U.S. $                         aggregate principal amount of a series of Securities designated as the 2.650% Senior Notes due November 28, 2020 of the Company, initially limited in aggregate principal amount to U.S. $300,000,000.  Additional Securities of the same class may be issued under the Indenture (the “Additional Securities”).  The Securities and the Additional Securities subsequently issued shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series will not be subject to any sinking fund and will not be redeemable by the Company prior to Maturity, except in the limited circumstances described in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants and certain Events of Default upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, interest and Additional Amounts on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is a Book-Entry Security registered in the name of a nominee of the Depositary.  This Book-Entry Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances hereinafter described.  Unless and until it is exchanged in whole or in part for definitive Securities in certificated form, this Book-Entry Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

The Securities represented by this Book-Entry Security are exchangeable for definitive Securities in certificated form of like tenor as such Securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Book-Entry Security or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company fails within 90 days thereafter to appoint a successor, (ii) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series.  Any Securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Securities issuable in authorized denominations and registered in such names as the Depositary shall direct.  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Securities in certificated form is registerable in the Security Register upon surrender of the definitive Security for registration of transfer at the office or agency of the Company at any place where the principal of, premium, interest and Additional Amounts on the definitive Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  Subject to the foregoing, this Book-Entry Security is not exchangeable, except for a Book-Entry Security or Book-Entry Securities of this issue of the same principal amount to be registered in the name of the Depositary or its nominee.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

THIS BOOK-ENTRY SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Book-Entry Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE:                                            The signature to this assignment must correspond with the name as written upon the face of the within Book-Entry Security in every particular without alteration or enlargement or any change whatsoever.

Exhibit B

This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary (as hereinafter defined) or a nominee of the Depositary or a successor depository. This Security is not exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee except in the limited circumstances described herein and in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described herein and in the Indenture.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the “Depositary”) to Royal Caribbean Cruises Ltd., as Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ROYAL CARIBBEAN CRUISES LTD.
3.700% SENIOR NOTES DUE 2028

REGISTERED

U.S. $

CUSIP: 780153 AW2

ISIN: US780153AW20

REGISTERED

No.

Royal Caribbean Cruises Ltd., a Liberian corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                    United States Dollars on March 15, 2028, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from November 28, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15th and September 15th of each year, commencing March 15, 2018, at the rate of 3.700% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1st or September 1st (whether or not a Business Day), as the case may be, next preceding such Interest Payment

Date.  In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is so made, no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any), interest and Additional Amounts on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest in immediately available funds may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee located inside the United States.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or the Third Supplemental Indenture hereinafter referred to or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
ROYAL CARIBBEAN CRUISES LTD.

By:
Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of senior securities evidencing unsecured and unsubordinated indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under and pursuant to an Indenture, dated as of July 31, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of July 6, 2009, a Second Supplemental Indenture, dated as of November 7, 2012, and a Third Supplemental Indenture, dated as of November 28, 2017, each between the Company and the Trustee (herein collectively the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), and may otherwise vary as provided in the Indenture.  This Security is a Book-Entry Security representing U.S. $                               aggregate principal amount of a series of Securities designated as the 3.700% Senior Notes due March 15, 2028 of the Company, initially limited in aggregate principal amount to U.S. $500,000,000.  Additional Securities of the same class may be issued under the Indenture (the “Additional Securities”).  The Securities and the Additional Securities subsequently issued shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series will not be subject to any sinking fund and will not be redeemable by the Company prior to Maturity, except in the limited circumstances described in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants and certain Events of Default upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, interest and Additional Amounts on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is a Book-Entry Security registered in the name of a nominee of the Depositary.  This Book-Entry Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances hereinafter described.  Unless and until it is exchanged in whole or in part for definitive Securities in certificated form, this Book-Entry Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

The Securities represented by this Book-Entry Security are exchangeable for definitive Securities in certificated form of like tenor as such Securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Book-Entry Security or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company fails within 90 days thereafter to appoint a successor, (ii) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series.  Any Securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Securities issuable in authorized denominations and registered in such names as the Depositary shall direct.  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Securities in certificated form is registerable in the Security Register upon surrender of the definitive Security for registration of transfer at the office or agency of the Company at any place where the principal of, premium, interest and Additional Amounts on the definitive Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  Subject to the foregoing, this Book-Entry Security is not exchangeable, except for a Book-Entry Security or Book-Entry Securities of this issue of the same principal amount to be registered in the name of the Depositary or its nominee.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

THIS BOOK-ENTRY SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Book-Entry Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE:                                            The signature to this assignment must correspond with the name as written upon the face of the within Book-Entry Security in every particular without alteration or enlargement or any change whatsoever.

[Signature Page to 2028 Global Note]